Exhibit 23.4
CONSENT OF UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-3 of Petrohawk Energy Corporation of our report dated February 9, 2006, with respect to the consolidated financial statements of Winwell Resources Inc. as of June 30, 2005, 2004 and 2003, and for each of the years then ended, filed as Exhibit 23.1 to Form 8-K/A on March 17, 2006.
/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP
Houston, Texas
March 16, 2006